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                                                                      EXHIBIT 11

                        APPLIED MICROSYSTEMS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

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
                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Average shares outstanding...........................................................      6,542      1,551        482
Net effect of dilutive stock options and warrants based on the treasury stock method
  using average market price.........................................................        555        375        144
Net effect of stock options issued during the 12 months prior to the initial public offering at less than the offering price based on the treasury stock method using
  $10.00 per share, treated as outstanding for all periods presented.................                   400        835
Dilutive effect of Convertible Preferred Stock.......................................     --          3,403      2,876
                                                                                       ---------  ---------  ---------
Total................................................................................      7,097      5,729      4,337
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Net income...........................................................................  $   3,716  $   1,454  $      30
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Per share amount.....................................................................  $    0.52  $    0.25  $    0.01
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
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